UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

May 31, 2026

NORFOLK SOUTHERN CORPORATION

(Exact name of registrant as specified in its charter)

Virginia	1-8339	52-1188014
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

650 West Peachtree Street NW Atlanta, Georgia 30308-1925	(855) 667-3655
(Address of principal executive offices, including zip code)	(Registrant’s telephone number, including area code)

No Change

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Norfolk Southern Corporation Common Stock (Par Value $1.00)	NSC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

Departure of Chief Operating Officer

On May 31, 2026, John Orr, Executive Vice President & Chief Operating Officer of Norfolk Southern Corporation (the “Company”), notified the Company of his intention to resign from the Company for “good reason” on account of proposed changes in the Company’s operations that would result in a diminution of his duties and responsibilities. After careful consideration, the Company has accepted Mr. Orr’s good reason resignation, effective as of May 31, 2026 (the “Resignation Date”) and he will remain employed as a special advisor to the Chair of the Board of Directors of the Company (the “Board”) through June 30, 2026, at which time his employment will terminate and he will retire from the Company effective July 1, 2026.

To provide continuity of operations and continued support of the successful closing of the transactions (the “Merger”) contemplated by the Company’s Agreement and Plan of Merger with Union Pacific Corporation, dated July 28, 2025 (the “Closing”), and following his retirement, Mr. Orr will continue to serve as a special advisor to the Chair of the Board through the earlier of (i) consummation of the Merger and (ii) June 1, 2027.

In connection with his resignation for good reason, the Company and Mr. Orr have entered into a Resignation and Consulting Agreement, dated May 31, 2026 (the “Resignation and Consulting Agreement”), which memorializes the terms of Mr. Orr’s departure from the Company. Mr. Orr will receive severance benefits consistent with the Company’s previously disclosed Executive Severance Plan (the “Severance Plan”), as modified and supplemented by the previously disclosed offer letter between the Company and Mr. Orr, dated March 18, 2024.

In addition, as consideration for continuing to serve the Company as an advisor, Mr. Orr will be eligible to receive the remaining balance under his retention bonus agreement with the Company, dated September 24, 2025, in the amount of $2,250,000, payable in a lump sum within 30 days following the Closing.

As consideration for the payments and benefits described above, Mr. Orr has executed a customary release of claims. Mr. Orr will also be subject to customary restrictive covenants pursuant to the Resignation and Consulting Agreement. The foregoing description of the Resignation and Consulting Agreement does not purport to be complete and is subject to, and is qualified in its entirety by, the full text of the Resignation and Consulting Agreement, which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2026.

Appointment of Successor Chief Operating Officer

On the Resignation Date, the Board appointed Brian Barr as Chief Operating Officer of the Company, effective as of June 1, 2026.

Mr. Barr, age 47, has served as Vice President and Chief Mechanical Officer of the Company since September 2024. During his career, Barr has held leadership roles of increasing responsibility including serving as the General Manager Great Lakes Services (from October 2023 to September 2024) and Senior Vice President Transportation (from April 2023 to October 2023) with Union Pacific, and Senior Vice President Network Planning and Services with CSX (from 2021 through April 2023). Barr began his career in 1998 as a craft dispatcher at Consolidated Rail Corporation (Conrail).

There was no arrangement or understanding between Mr. Barr and any other person pursuant to which he was selected as an officer of the Company and there are no family relationships between Mr. Barr and any director or executive officer of the Company. There are no transactions between Mr. Barr and the Company that would require disclosure under Item 404(a) of Regulation S-K.

In connection with Mr. Barr’s appointment as Chief Operating Officer, he will receive an annual base salary of $600,000 and be eligible to receive an annual incentive award opportunity equal to 130% of his base salary, each of which will be prorated for 2026 based on the number of days worked in the role of COO. Mr. Barr will also be eligible to receive annual long-term incentive awards under the Company’s LTIP with a target value of $2,500,000, comprised of 60% performance stock units and 40% restricted stock units, each vesting as specified in the terms of the Company’s form award agreements. In connection with his promotion, Mr. Barr will also receive a promotional long-term incentive award under the LTIP with a target value of $1,260,000, prorated as of his appointment date, comprised of 60% performance share units and 40% restricted stock units. Mr. Barr will also be eligible for equity and incentive bonus opportunities and other benefits available to other employees at the senior vice president level.

In addition, as a result of his promotion, Mr. Barr’s cash retention bonus award (which was awarded to Mr. Barr in connection with the Merger), was increased to a total of $2 million (with a single installment of $200,000 having already been paid to Mr. Barr pursuant to his retention bonus award prior to his promotion). As a result, Mr. Barr’s remaining installments under his retention bonus award (which will vest in January 2027, the date of Closing and six months following the Closing date) will total $600,000 per installment, in each case, subject to Mr. Barr’s continued employment through the applicable vesting date.

Mr. Barr will also be eligible to participate in the Severance Plan, the benefits of which are described in the Company’s definitive proxy statement on Schedule 14A filed with the United States Securities and Exchange Commission (“SEC”) on March 27, 2026. A copy of the Severance Plan, as currently in effect, was included as Exhibit 10(zz) to the Company’s annual report on Form 10-K filed with the SEC on February 9, 2026.

Item 7.01	Regulation FD Disclosure

On June 1, 2026, the Company issued a press release announcing the management transition described in this Current Report on Form 8-K. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information in this Item 7.01 is furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or subject to the liabilities of that Section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended. The information in this Current Report shall not be incorporated by reference in any filing with the SEC made by the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits.

99.1	Press Release, dated June 1, 2026

104	Cover Page Interactive Data File (the cover page XBRL tags are embedded in the Inline XBRL document)

Cautionary Statement on Forward-Looking Statements

Certain statements in this press release are “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, as amended. These statements relate to future events or our future financial performance and involve known and unknown risks, uncertainties, and other factors that may cause our actual results, levels of activity, performance, or our achievements or those of our industry to be materially different from those expressed or implied by any forward-looking statements. In some cases, forward-looking statements may be identified by the use of words like “may,” “will,” “could,” “would,” “should,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “goals,” “estimate,” “opportunity,” “targets,” “project,” “consider,” “predict,” “potential,” “feel,” or other comparable terminology. The Company has based these forward-looking statements on its current expectations, assumptions, estimates, beliefs, and projections. While the Company believes these expectations, assumptions, estimates, and projections are reasonable, such forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which involve factors or circumstances that are beyond the Company’s control. These and other important factors, including those discussed under “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2025, as well as the Company’s subsequent filings with the SEC, may cause actual results, performance, or achievements to differ materially from those expressed or implied by these forward-looking statements. The forward-looking statements herein are made only as of the date they were first issued, and unless otherwise required by applicable securities laws, the Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORFOLK SOUTHERN CORPORATION (Registrant)

By:	/s/ Jeremy Ballard
Name:	Jeremy Ballard
Title:	Corporate Secretary
Date:	June 1, 2026